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                                                                      Exhibit 11

                      MICRION CORPORATION AND SUBSIDIARIES

                 Statement of Computation of Per Share Earnings
                                                                (unaudited)
                                                            For the three months
                                                            ended September 30,
                                                            1995           1996
                                                           ------         ------
                                                    (in thousands except per share data)
Net Income ...........................................     $  487         $  982

(a) Computation of Primary Earnings per Share:

Weighted average common equivalent shares outstanding
  Common stock .......................................      3,903          4,033
  Common stock equivalents:
    Warrants(1) ......................................         52             44
    Options(2) .......................................         31             44
                                                           ------         ------
Weighted average common and common equivalent shares
outstanding ..........................................      3,986          4,121
                                                           ======         ======


 Primary Earnings per Share ..........................     $ 0.12         $ 0.24
                                                           ======         ======


(a) Computation of Fully Diluted Earnings per Share:

Weighted average common equivalent shares outstanding
  Common stock .......................................      3,903          4,033
  Common stock equivalents:
    Warrants(1) ......................................         52             48
    Options(2) .......................................         31             77
                                                           ------         ------
Weighted average common and common equivalent shares
outstanding ..........................................      3,986          4,158
                                                           ======         ======


 Fully Diluted Earnings per Share ....................     $ 0.12         $ 0.24
                                                           ======         ======

(1) Warrants issued 5/94 for 100,000 shares, less shares reacquired under the treasury stock method.

(2) Options granted 11/94, 12/94, 5/95, 1/96 and 7/96 under option plan, less shares reacquired under the treasury stock method.
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